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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements and financial statement schedule of Superior Essex Inc. and Superior TeleCom Inc. dated March 15, 2005 (which report contains explanatory paragraphs that describe changes in methods of accounting and application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" to the consolidated financial statements of Superior Essex Inc.), and our report dated March 15, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Superior Essex Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP Atlanta, Georgia May 23, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM